RESULTS OF SHAREHOLDER MEETING
PHOENIX INSTITUTIONAL MUTUAL FUNDS
October 31, 2006
(Unaudited)

 At a special meeting of shareholders of Phoenix Institutional Mutual Funds (the "Trust") held on October 31, 2006, shareholders voted on the following proposals:

1.	To elect eleven Trustees to serve on the Board of Trustees until the next meeting of shareholders at which Trustees are elected (Proposal 1).

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Trusts (Proposal 7).

Number of Eligible Units Voted:

                                              For         Against

1.	Election of Trustees

E. Virgil Conway...........................94,245,916		0
Harry Dalzell-Payne........................94,245,916		0
Daniel T. Geraci...........................94,245,916		0
Francis E. Jeffries........................94,245,916		0
Leroy Keith, Jr............................94,245,916		0
Marilyn E. LaMarche........................94,245,916		0
Philip R. McLoughlin.......................94,245,916		0
Geraldine M. McNamara......................94,245,916		0
James M. Oates.............................84,410,353		9,835,563
Richard E. Segerson........................94,245,916		0
Ferdinand L. J. Verdonck...................84,410,353		9,835,563


             For            Against              Abstain

2.	To ratify the appointment of
PricewaterhouseCoopers LLC as the independent registered public accounting firm

...........94,245,916          0                   0

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RESULTS OF SHAREHOLDER MEETING
PHOENIX INSTITUTIONAL BOND FUND
November 21, 2006
(Unaudited)

At a special meeting of shareholders of Phoenix Institutional Bond Fund (the "Fund"), a series of Phoenix Institutional Mutual Funds
(the "Trust") held on November 21, 2006, shareholders voted on the following proposals:

1.	To approve a proposal to permit Phoenix Investment Counsel,
Inc. ("PIC") to hire and replace subadvisers or to modify subadvisory agreements without shareholder approval (Proposal 2).

2.	To approve the amendment of fundamental restrictions of the
Fund with respect to loans (Proposal 3).

3.	To approve a proposal to reclassify the investment objective of the Investment Objective Funds from fundamental to non-fundamental (Proposal 6).


Number of Eligible Units Voted:

       For              Against           Abstain        Broker Non-Votes

1.	To permit PIC to hire and replace subadvisers
   or to modify subadvisory agreements without shareholder approval

......3,121,781             0                0                    0

2.	Amendment of fundamental restrictions of the
Fund with respect to loans

......2,154,815         966,966              0                    0

3.	To reclassify the investment objective of the
Investment Objective Funds from fundamental to non-fundamental

......1,656,789        1,464,992            0                      0

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RESULTS OF SHAREHOLDER MEETING
PHOENIX LOW-DURATION CORE PLUS BOND FUND
November 21, 2006
(Unaudited)

 At a special meeting of shareholders of Phoenix Low-Duration Core Plus Bond Fund (the "Fund"), a series of Phoenix Institutional Mutual Funds (the "Trust") held on November 21, 2006, shareholders voted on the following proposals:

1.	To approve a proposal to permit Phoenix Investment Counsel, Inc.
("PIC") to hire and replace subadvisers or to modify subadvisory agreements without shareholder approval (Proposal 2).

2.	To approve the amendment of fundamental restrictions of the Fund with respect to loans (Proposal 3).

Number of Eligible Units Voted:

        For             Against           Abstain        Broker Non-Votes

1.	 To permit PIC to hire and replace subadvisers
 or to modify subadvisory agreements without
 shareholder approval
.....1,587,419               0                0                    0

2.	Amendment of fundamental restrictions of the
        Fund with respect to loans

 ..1,587,419               0                 0                    0